[Letterhead of Sellers & Andersen, L.L.C.]







January 30, 2004

Oak Ridge Micro-Energy, Inc.
275 Midway Lane
Oak Ridge, TN 37830

Ladies & Gentlemen:

            L. Rex Andersen and Richard Sellers are merging with Ted Madsen. Reports will be issued as follows effective 1/30/04:

      Madsen & Associates, CPA's Inc.
      684 East Vine Street, #3
      Murray, UT 84107
      Telephone No. 801-268-2632
      Fax No. 801-262-3978
      E-mail unchanged

            Address and Telephone will be effective February 16, 2004. Change of accountants on Form 8-K will need to be filed.

            Thank you very much.

                                    Yours very sincerely,

                                    /s/ L. Rex Andersen

                                    L. Rex Andersen